                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  AMSURG CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  AMSURG CORP.
                           ONE BURTON HILLS BOULEVARD
                                    SUITE 350
                           NASHVILLE, TENNESSEE 37215

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 15, 1998


         As a shareholder of AmSurg Corp. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of the Company to be held at the SunTrust Bank Building (Board of Directors Room), 201 4th Avenue North, Nashville, Tennessee 37219 on Friday, May 15, 1998, at 9:00 a.m. local time for the following purposes:

          1. To elect two directors in Class I to serve for a term of three years and until their successors are duly elected and qualified; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record of the Company at the close of business on March 31, 1998 are entitled to notice of and to vote at the meeting.

         Whether or not you expect to attend the meeting, management desires to have the maximum representation at the meeting and respectfully requests that you date, execute and mail promptly the enclosed proxy in the enclosed stamped envelope, which requires no postage if mailed in the United States. A proxy may be revoked by a shareholder any time prior to its use as specified in the enclosed proxy statement.



                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                      /s/ Claire M. Gulmi
                                      -----------------------------------
                                      CLAIRE M. GULMI
                                      SECRETARY

Nashville, Tennessee
April 15, 1998

                                  AMSURG CORP.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 15, 1998

         This Proxy Statement is furnished to shareholders of AmSurg Corp. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the date, time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, or at any adjournment or adjournments thereof. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to shareholders is April 17, 1998. The principal executive offices of the Company are located at One Burton Hills Boulevard, Suite 350, Nashville, Tennessee 37215.

         The record of shareholders entitled to vote at the Annual Meeting was taken at the close of business on March 31, 1998 (the "Record Date"). On such date, 5,145,966 shares of the Company's Class A Common Stock, without par value (the "Class A Common Stock") having one vote per share, 4,787,131 shares of the Company's Class B Common Stock, without par value (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock") having ten votes per share with respect to the election of directors and one vote per share with respect to all other matters and 416,666 shares of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock") having 1.08 votes per share were outstanding.

         Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors' recommendations. Any shareholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy or personally appearing at the Annual Meeting and casting a contrary vote. No such revocation will be effective, however, unless and until notice of such revocation has been received by the Company at or prior to the Annual Meeting.

         The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of mail, officers of the Company may solicit proxies by telephone or telecopy. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of the Company's capital stock.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes (Class I, Class II and Class III). At each annual meeting of shareholders, directors constituting one class are elected for a three-year term. The current Board of Directors is comprised of seven members. Two members will be elected at the Annual Meeting. The Board of Directors has nominated and recommends to the shareholders James A. Deal and Steven I. Geringer, each of whom is an incumbent Class I director, for election as Class I directors to serve until the annual meeting of shareholders in 2001 and until such time as their respective successors are duly elected and qualified. The holders of the Common Stock vote together with holders of the Series B Preferred Stock as a single group with respect to the election of directors. The election of each director requires the vote of a plurality of the votes cast by shares entitled to vote. Cumulative voting is not permitted.

         If either of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that either of the nominees named above will be unable to serve. Certain information with respect to directors who are nominees for election at the Annual Meeting and with respect to the five other directors who are continuing in office is set forth below.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ALL OF THE DIRECTOR NOMINEES IN PROPOSAL ONE.

           Name                  Age                 Principal Occupation/Directorships           Director Since
          -----                  ---                 ----------------------------------           --------------
DIRECTOR NOMINEES
Class I Directors
(Terms Expire 2001)

James A. Deal                     48         Mr. Deal has served as Executive Vice President          1992
                                             of American Healthcorp, Inc. ("AHC") since
                                             May 1991 and as President of
                                             Diabetes Treatment Centers of
                                             America, Inc., an AHC subsidiary,
                                             since 1985.

Steven I. Geringer                52         Mr. Geringer has been a private investor since           1997
                                             June 1996, previously having served as President
                                             and Chief Executive Officer of PCS Health
                                             Systems, Inc., a unit of Eli Lilly & Company
                                             ("PCS") and provider of managed
                                             pharmaceutical services to managed care
                                             organizations and health insurers, from June
                                             1995 until June 1996, and President and Chief
                                             Operating Officer of PCS from May 1993
                                             through May 1995.
CONTINUING DIRECTORS
Class II Directors
(Terms Expire 1999)

Henry D. Herr                     51         Mr. Herr has served as Executive Vice President          1992
                                             of Finance and Administration and Chief
                                             Financial Officer of AHC since 1986 and a
                                             director of AHC since 1988. Since December
                                             1997, Mr. Herr has served as an advisor to the
                                             Company. Mr. Herr served as Chief Financial
                                             Officer of the Company from April 1992 until
                                             September 1994 and as Secretary from April
                                             1992 until December 1997.

Ken P. McDonald                   57         Mr. McDonald has served as Chief Executive              1996
                                             Officer of the Company since December 1997
                                             and President since July 1996, previously having
                                             served as  Executive Vice President and Chief
                                             Operating Officer since December 1994. Mr.
                                             McDonald joined the Company in 1993 as a
                                             Vice President.


           Name                  Age                 Principal Occupation/Directorships           Director Since
          -----                  ---                 ----------------------------------           --------------
Class III Directors
(Terms Expire 2000)

Thomas G. Cigarran                56         Mr. Cigarran has served as Chairman of the               1992
                                             Board since 1992. Mr. Cigarran served as Chief
                                             Executive Officer from January 1993 until
                                             December 1997, and President from January
                                             1993 to July 1996.  Since December 1997, Mr.
                                             Cigarran has served as an advisor to the
                                             Company. Mr. Cigarran is a co-founder of AHC
                                             and has served as Chairman of the Board,
                                             President and Chief Executive Officer thereof
                                             since 1988. Mr. Cigarran serves as a member of
                                             the Board of Directors of ClinTrials Research,
                                             Inc. and CorporateFamily Solutions, Inc.

Debora A. Guthrie                 42         Ms. Guthrie has served as President and Chief            1996
                                             Executive Officer of the general partner of
                                             Capitol Health Partners, L.P., a Washington,
                                             D.C.-based venture fund specializing in
                                             healthcare industries since October 1995. Prior
                                             to forming Capitol Health Partners in 1995, Ms.
                                             Guthrie was President and Chief Executive
                                             Officer of Guthrie Capital Corporation, a venture
                                             management company providing financial
                                             advisory and investment banking services to
                                             healthcare companies in the Mid-Atlantic and
                                             Southeastern United States.

Bergein F. Overholt,              60         Dr. Overholt has served as President of                  1992
M.D.                                         Gastrointestinal Associates, P.C. a
                                             gastrointestinal specialty group,
                                             and a partner in The Endoscopy
                                             Center, Knoxville, Tennessee, which
                                             owns a limited partnership interest
                                             in an ambulatory surgery center
                                             that is majority-owned and managed
                                             by the Company, since 1992. Dr.
                                             Overholt also serves as Chairman,
                                             Laser/Hyperthermia Department,
                                             Thompson Cancer Survival Center in
                                             Knoxville, Tennessee and is an
                                             Associate Professor of Clinic
                                             Medicine, University of Tennessee
                                             in Knoxville, Tennessee.

         Ms. Guthrie, an affiliate of Capitol Health Partners, L.P., was appointed to the Board of Directors in connection with the preferred stock equity financing in November 1996, in which Capitol Health Partners, L.P. purchased 18.2% of the Company's Series A Redeemable Preferred Stock and Series B Preferred Stock.

         The Board of Directors holds a number of regular meetings each year and meets on other occasions when required by special circumstances. Certain directors also devote their time and attention to the Board's principal standing committees. The committees, their primary functions, and memberships are as follows:

         Audit Committee --The principal functions of the Audit Committee are to recommend to the full Board of Directors the engagement or discharge of the Company's independent auditors; to review the nature and scope of the audit, including but not limited to a determination of the effectiveness of the audit effort through meetings held at least annually with the independent auditors of the Company and a determination through discussion with the auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; to review the qualifications and performance of the auditors, including but not limited to a review of the plans and results of the auditing engagement and each professional service provided by the independent auditors; to review the financial organization and accounting practices of the Company, including but not limited to a review of the Company's financial statements with the auditors and an inquiry into the effectiveness of the Company's financial and accounting functions and internal controls through discussions with the auditors and the officers of the Company; and to recommend to the full Board of Directors policies concerning avoidance of employee conflicts of interest and to review the administration of such policies. Members of the Audit Committee are Debora A. Guthrie, James A. Deal and Henry D. Herr.

         Compensation Committee -- The functions of the Compensation Committee include recommending to the full Board of Directors the compensation arrangements for senior management and directors, the adoption of compensation and benefit plans in which officers and directors are eligible to participate and granting options or other benefits under (and otherwise administering) such plans, including the Company's 1992 Stock Option Plan and the 1997 Stock Incentive Plan (the "1997 Plan"). Members of the Compensation Committee are Debora A. Guthrie and Steven
         I. Geringer. No member of this committee is a former or current officer or employee of the Company.

         Nominating Committee --The principal function of the Nominating Committee is to recommend to the Board of Directors nominees for election to the Board of Directors. Members of the Nominating Committee are Ken P. McDonald, Thomas G. Cigarran and Bergein F. Overholt, M.D.

         The Board of Directors held six meetings during the fiscal year ended December 31, 1997. The Audit Committee, the Compensation Committee and the Nominating Committee held no meetings during 1997 since the Common Stock did not begin trading on The Nasdaq Stock Market's National Market until December 4, 1997. Each of the directors attended at least 75% of the meetings of the Board of Directors.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following tables set forth the "beneficial ownership," as that term is defined in the rules of the Securities and Exchange Commission (the "Commission"), of the Company's capital stock of each director and Named Executive Officer (as defined herein), all directors and executive officers as a group and each other person known to be a "beneficial owner" of more than five percent (5%) of any class of capital stock of the Company based on information in the possession of the Company as of March 31, 1998. Except as otherwise indicated, the Company believes the persons listed in the table have sole voting and investment power with respect to the stock owned by them.

                                  COMMON STOCK


                                                          CLASS A                       CLASS B
                                                           COMMON       PERCENT OF       COMMON          PERCENT
NAME                                                      STOCK(1)       CLASS(1)       STOCK(1)       OF CLASS(1)
----                                                      --------       --------       --------       -----------
Waddell & Reed, Inc.(2).............................        94,142           1.8%       606,851            12.7%
The Capital Group Companies, Inc.(3)................             0          --          309,970             6.5
Ken P. McDonald.....................................        59,584(4)        1.1              0            --
Claire M. Gulmi.....................................        20,000(5)        *                0            --
Royce D. Harrell....................................        90,750(6)        1.7              0            --
Rodney H. Lunn......................................       280,145(7)        5.2             59             *
David L. Manning....................................       287,332(8)        5.3              0            --
Thomas G. Cigarran(9)...............................        83,081           1.6        363,554             7.6
James A. Deal.......................................        29,004(10)       *          179,728(11)         3.8
Steven I. Geringer..................................         9,572(12)       *                0            --
Debora A. Guthrie...................................         1,250           *              890             *
Henry D. Herr.......................................        54,657           1.1        221,558             4.6
Bergein F. Overholt, M.D............................       136,333(13)       2.6            340             *
All directors and executive officers as a group (11
    persons)........................................     1,051,981          18.2        766,134            16.0

------------

 *   Less than 1%.

(1) Pursuant to the rules of the Commission, shares of Common Stock which an individual owner set forth in this table has a right to acquire within 60 days after the record date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner shown in the table. Likewise, the shares subject to options held by the other directors and executive officers of the Company which are exercisable within 60 days of the record date hereof are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.
(2) The address of Waddell & Reed, Inc. is 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, KS 66201-9217. Information with respect to the Class B Common Stock ownership of Waddell & Reed, Inc. is based upon the Form 13G dated January 30, 1998.
(3) The address of The Capital Group Companies, Inc. is 333 South Hope Street, Los Angeles, CA 90071. Information with respect to the Class B Common Stock ownership of The Capital Group Companies, Inc. is based upon the Form 13G dated February 10, 1998.
(4) Represents currently exercisable options for the purchase of 59,584 shares of Class A Common Stock.
(5) Represents currently exercisable options for the purchase of 20,000 shares of Class A Common Stock.
(6) Represents currently exercisable options for the purchase of 90,750 shares of Class A Common Stock.
(7) Includes 999 shares held for the benefit of Mr. Lunn's children and currently exercisable options for the purchase of 225,332 shares of Class A Common Stock.
(8) Includes currently exercisable options for the purchase of 235,332 shares of Class A Common Stock.
(9)  The address of Mr. Cigarran is One Burton Hills Blvd., Nashville, TN 37215.
(10) Includes 1,086 shares of Class A Common Stock held by Mr. Deal's children.
(11) Includes 7,013 shares of Class B Common Stock held by Mr. Deal's children.
(12) Includes 8,460 shares of Class A Common Stock held in trust for the benefit of Mr. Geringer's son.
(13) Includes 21,000 shares of Class A Common Stock owned by The Endoscopy Center, Knoxville, Tennessee, and 10,000 shares of Class A Common Stock owned by Gastrointestinal Associates, P.C. Dr. Overholt is a partner of the Endoscopy Center and President of Gastrointestinal Associates, P.C. Also, includes currently exercisable options for the purchase of 4,166 shares of Class A Common Stock and 23,583 shares of Class A Common Stock held in trust for Dr. Overholt's grandchildren.

                            SERIES B PREFERRED STOCK



                                                                                     SERIES B          PERCENT OF
NAME AND ADDRESS                                                                 PREFERRED STOCK         CLASS
----------------                                                                 ---------------         -----
Electra Investment Trust P.L.C.(1)............................................        303,030             72.7%
Capitol Health Partners, L.P.(2)(3)...........................................         75,757             18.2
Michael E. Stephens(4)........................................................         37,879              9.1
Ken P. McDonald...............................................................              0             --
Claire M. Gulmi...............................................................              0             --
Royce D. Harrell..............................................................              0             --
Rodney H. Lunn................................................................              0             --
David L. Manning..............................................................              0             --
Thomas G. Cigarran............................................................              0             --
James A. Deal.................................................................              0             --
Steven I. Geringer............................................................              0             --
Debora A. Guthrie(5)..........................................................         75,757             18.2
Henry D. Herr.................................................................              0             --
Bergein F. Overholt, M.D......................................................              0             --
All directors and executive officers as a group (11 persons)(5)...............         75,757             18.2

------------

(1) The address for Electra Investment Trust P.L.C. is 65 Kingsway, London, England WC 2B6QT.
(2) The address for Capitol Health Partners, L.P. is 3000 P Street, N.W., Washington, D.C. 20005.
(3) Shares beneficially owned by Capitol Health Partners, L.P. are attributable to Ms. Guthrie, who is President and Chief Executive Officer of the general partner of Capitol Health Partners, L.P., and are included in the shares beneficially held by directors and executive officers as a group.
(4) The address for Michael E. Stephens is 3230 Cahaba Valley Road, Pelham, AL 35124.
(5) Represents shares held by Capitol Health Partners, L.P. for which Ms. Guthrie disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

         The following table provides information as to annual, long-term or other compensation during fiscal years 1997, 1996 and 1995 for the persons who, at the end of fiscal 1997, were the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"). Prior to December 1997, Thomas G. Cigarran served as Chief Executive Officer of the Company but received no compensation from or with respect to the Company.

                           SUMMARY COMPENSATION TABLE



                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             -------------
                                                                                AWARDS
                                               ANNUAL COMPENSATION           -------------
      NAME AND PRINCIPAL                     ------------------------         SECURITIES          ALL OTHER
           POSITION              YEAR        SALARY($)       BONUS($)         OPTIONS(#)       COMPENSATION($)
           --------              ----        ---------       --------         ----------       ---------------
Ken P. McDonald............... 1997           $156,253       $  13,461          88,333           $4,000 (1)
   President and Chief         1996            139,050          41,905          69,999            4,000
   Executive Officer           1995            125,050          25,386              --            4,000

Claire M. Gulmi............... 1997            124,796           9,984          16,666               --
   Senior Vice President,      1996            100,000          28,292           6,666               --
   Chief Financial Officer     1995             86,292          22,652              --               --
   and Secretary(2)

Royce D. Harrell.............. 1997            138,190          11,055           8,333               --
   Senior Vice President,      1996            130,788          38,471           8,333               --
   Operations                  1995            124,538          36,708              --               --

Rodney H. Lunn................ 1997            139,597          26,872          38,333            4,320 (3)
   Senior Vice President,      1996            132,108          29,169           5,000            4,320
   Center Development          1995            125,818          18,205              --            4,320

David L. Manning.............. 1997            139,597           7,782          43,333            4,320 (3)
   Senior Vice President,      1996            132,108         106,460           8,333            4,320
   Development                 1995            125,818          26,384              --            4,320

------------

(1)  Forgiveness of debt.
(2) Ms. Gulmi became Senior Vice President in March 1997 and Secretary in December 1997.
(3)  Automobile allowance.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table provides information as to options granted to the Named Executive Officers during 1997. No Stock Appreciation Rights ("SARs") were awarded in 1997.


                                             INDIVIDUAL GRANTS
                         ----------------------------------------------------------

                          NUMBERS OF          PERCENT OF
                          SECURITIES      TOTAL OPTIONS/SARS   EXERCISE                 POTENTIAL REALIZABLE VALUE
                          UNDERLYING          GRANTED TO        OR BASE                  AT ASSUMED ANNUAL RATES
                         OPTIONS/SARS        EMPLOYEES IN        PRICE    EXPIRATION   OF STOCK PRICE APPRECIATION
         NAME             GRANTED(#)          FISCAL YEAR       ($/SH)       DATE            FOR OPTION TERM
         ----             ----------          -----------       ------       ----            ---------------
                                                                                           5% ($)        10% ($)
                                                                                          --------     ----------
Ken P. McDonald.......     13,333(1)            4.6%             $5.91      02/07/07      $ 49,556     $  125,584
                           75,000(1)           25.7               8.70      12/02/07       410,354      1,039,917
Claire M. Gulmi.......     16,666(1)            5.7               5.91      02/07/07        61,944        156,977

Royce D. Harrell......      8,333(1)            2.9               5.91      02/07/07        30,972         78,489

Rodney H. Lunn........      5,000(2)            1.7               5.91      02/07/07        18,584         47,095
                           33,000(2)           11.4               6.15      04/11/07       128,922        326,714
David L. Manning......     10,000(2)            3.4               5.91      02/07/07        37,168         94,190
                           33,333(2)           11.4               6.15      04/11/07       128,922        326,714

------------

(1) Represents options to purchase shares of Class A Common Stock which vest at the rate of 25% per year over a four year period beginning on the date of grant. If there is a Change in Control or a Potential Change in Control as defined in the 1997 Plan, any stock options which are not then exercisable, in the discretion of the Board of Directors, may become fully exercisable and vested.
(2) Represents options to purchase shares of Class A Common Stock which vested April 11, 1997.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

         None of the Named Executive Officers exercised options or separate SARs during fiscal 1997. The following table provides information with respect to the number of shares covered by both exercisable and unexercisable stock options as of fiscal year-end. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any existing stock options and the year-end price.


                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN-
                                                        UNDERLYING UNEXERCISED           THE-MONEY OPTIONS AT
                                                      OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END($)
                        NAME                         EXERCISABLE   UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                        ----                         -----------   -------------     -----------     -------------
Ken P. McDonald.....................................    53,334       146,664          $  201,463       $163,381
Claire M. Gulmi.....................................    14,167        25,831              58,026         58,368
Royce D. Harrell....................................    86,583        16,248             425,242         37,819
Rodney H. Lunn......................................   225,332          --             1,272,345             --
David L. Manning....................................   235,332          --             1,296,646             --

COMPENSATION OF DIRECTORS

         Members of the Board of Directors, other than those who are employees of the Company, receive an annual fee of $10,000, adjusted annually to reflect changes in the Consumer Price Index, U.S. All City Average Report, of the U.S. Bureau of Labor Statistics (the "CPI") for their services as directors and as members of any committees of the Board of Directors on which they serve. In addition, each non-employee director is reimbursed for out-of-pocket expenses incurred in attending Board of Directors' meetings and committee meetings. Also, Outside Directors are eligible to receive annual restricted stock awards ("Outside Director Restricted Stock") pursuant to the 1997 Plan. An "Outside Director" is a member of the Board of Directors who is not an officer or employee of the Company, its subsidiaries or affiliates. A director serving as medical director of the Company but not as an employee of the Company will be treated as an Outside Director for purposes of the 1997 Plan. On the date of each annual meeting of shareholders of the Company, each Outside Director who is elected or reelected to the Board of Directors or who otherwise continues as a director shall automatically receive on the date of the annual meeting of shareholders a grant of that number of shares of restricted Class A Common Stock having an aggregate fair market value on such date equal to $10,000, adjusted annually for changes in the CPI. Members of the Board of Directors who are employees of the Company will not receive any additional compensation for their services as directors or as members of committees.

         Each grant of Outside Director Restricted Stock shall vest in increments of one-third of the shares of Class A Common Stock subject to such grant, with the first one-third increment vesting on the date of grant, the second one-third increment vesting on the first anniversary of the date of grant and the final one-third increment vesting on the second anniversary of the date of grant, if the grantee is still a member of the Board of Directors on each of such dates. Until the earlier of (i) five years from the date of grant and (ii) the date on which the Outside Director ceases to serve as a director of the Company, no Outside Director Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Upon termination of an Outside Director's service as a member of the Board of Directors for any reason other than death, disability or retirement, all shares of Outside Director Restricted Stock not theretofore vested will be forfeited. Upon termination of an Outside Director's service as a member of the Board of Directors due to death, disability or retirement, all shares of Outside Director Restricted Stock will immediately vest. Pursuant to Section 9 of the 1997 Plan, during December 1997, each Outside Director received a grant of Outside Director Restricted Stock having an aggregate fair market value on such date equal in value to $10,000.

EMPLOYMENT AGREEMENTS

         The Company has employment agreements with each of Mr. McDonald, Ms. Gulmi, Mr. Harrell, Mr. Lunn and Mr. Manning (the "Employment Agreements"). The Employment Agreements have an initial one-year term, but contain a provision that automatically extends the term for an additional one year on the first and each successive anniversary date of the Employment Agreements until such employee reaches age 65, after which term the Employment Agreement shall not be automatically extended. The automatic renewal provision can be canceled by the Company prior to each anniversary date of the Employment Agreements. The Employment Agreements provide that if the Company elects not to extend the executive's employment, the executive will be considered to have been terminated without cause and will receive his or her base salary, reduced by any salary earned by the executive from another employer, plus certain benefits for a period of one year. The executive will also receive the same compensation as provided above if the executive terminates his or her employment with the Company under certain circumstances at any time within twelve months following a Change In Control (as defined in the Employment Agreements). The Employment Agreements also contain a restrictive covenant pursuant to which each executive has agreed not to compete with the Company during the time the Company is obligated to compensate him or her pursuant to the Employment Agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENTS

         By letter agreement dated January 1, 1997 (the "1997 Letter Agreement"), AHC and the Company agreed to continue, on a modified basis, the administrative services arrangements provided under a previously signed letter agreement dated November 30, 1992 (the "1992 Letter Agreement"), pursuant to which Henry D. Herr and Thomas G. Cigarran provided general supervision and business management services to the Company, and AHC provided accounting, financial and administrative services for the operations of the Company and each of the ambulatory surgery centers managed by the Company. Under the 1997 Letter Agreement, the Company agreed to pay AHC an annual fee of $85,000 plus out of pocket expenses for services provided by Messrs. Cigarran and Herr. The services provided by Messrs. Cigarran and Herr were the general supervision of the business of the Company and the provision of advice and consultation regarding the financial, accounting and administrative aspects of the Company's business. The new arrangement also provided that AHC would provide the services it provided under the 1992 Letter Agreement to each of the Company's ambulatory surgery centers, physician practices and specialty physician networks. As compensation for such services, the Company paid AHC a fixed monthly fee of $4,166.67, a variable monthly fee of $625 for each ambulatory surgery center and specialty physician network in operation and certain multiples thereof for the corporate office and other operations. Such payments averaged $25,379 per month during 1997.

         In December 1997, the Company and AHC entered into a management agreement (the "Management Agreement") pursuant to which AHC provides certain financial and accounting services to the Company and its subsidiaries on a transitional basis, with the intent that the Company acquire the personnel, systems and expertise necessary to become self-sufficient in the provision of these services during the period beginning on the date of the Management Agreement and ending one year later (or earlier if so elected by the Company). Pursuant to the Management Agreement, AHC shall provide the Company with services, including assistance with respect to processing payroll and associated payroll tax returns and accounts payable for the Company's corporate office, maintaining general accounting records for the Company's corporate operations and operations of the Company's subsidiaries (including the partnerships and limited liability companies), preparing the Company's consolidated financial statements, preparing the Company's corporate tax returns and tax returns for its subsidiaries, preparing estimated tax reports, and preparing financial statements in connection with periodic reports required to be filed by the Company with the Commission.

         Effective January 1, 1998, as compensation for such services, the Company pays AHC $11,210 per month, subject to adjustment as the Company assumes the responsibility for such services. Pursuant to the Management Agreement, the Company has sole responsibility for the accuracy and the integrity of the financial statements and tax returns prepared by AHC, and the Company provides oversight and review on a timely basis of the services provided by AHC. In addition, in the absence of gross negligence on the part of AHC, the Company will indemnify and hold AHC, its directors, officers, employees and agents and any person who controls AHC within the meaning of the Securities Act of 1933, as amended, harmless from and against any and all liabilities, claims or damages (including the cost of investigating any claim and reasonable attorneys' fees and disbursements) in connection with any services performed by AHC or any transactions or conduct in connection therewith.

         Pursuant to the Management Agreement, AHC is responsible for any claims incurred on or prior to the date of such agreement by the Company's employees under any medical or dental plans offered by AHC to the Company's employees on or prior to the date of such agreement in accordance with the terms of such plans. AHC is not responsible for any claims incurred following the date of the Management Agreement by any of the Company's employees under any such plan.

ADVISORY AGREEMENTS

         Effective December 1997, the Company and each of Thomas G. Cigarran and Henry D. Herr entered into an advisory agreement (the "Advisory Agreements"), pursuant to which Messrs. Cigarran and Herr will provide certain continuing services to the Company through December 1999. Immediately prior to December 1997, Mr. Cigarran served as Chief Executive Officer of the Company, and Mr. Herr served as Vice President and Secretary of the Company. Pursuant to the Advisory Agreements, Messrs. Cigarran and Herr provide advisory services to the senior management of the Company in the areas of strategy, operations, management and organizational development. As compensation for these services, the Company is required to pay compensation of $200,000 to Mr. Cigarran and $150,000 to Mr. Herr during the two-year term of the Advisory Agreements. The compensation is payable in shares of Class A Common Stock, which shares were issued as restricted stock pursuant to the terms of the 1997 Plan. One-third of the shares paid as compensation vested immediately, one-third will vest December 3, 1998 and the remaining one-third of the shares will vest December 3, 1999. The Advisory Agreements provide that Messrs. Cigarran and Herr will not sell the shares of the Class A Common Stock received pursuant to the agreement until December 1999, subject to certain limited exceptions. The Advisory Agreements also contain certain non-compete and confidentiality provisions. In addition, Messrs. Cigarran and Herr are eligible to receive compensation as Outside Directors. Messrs. Cigarran and Herr are also entitled to indemnification as provided in the indemnification agreement that each entered into with the Company in December 1997.

LEASE ARRANGEMENT

         Pursuant to a sublease dated June 9, 1996 between AHC and the Company (the "Sublease"), the Company leases approximately 15,400 square feet of space from AHC in Nashville, Tennessee where the Company's corporate headquarters are located. The Company is required to make an aggregate of $960,820 in rental payments to AHC over the term of the Sublease which expires December 31, 1999.

OTHER ARRANGEMENTS

         Bergein F. Overholt, M.D. is a director of the Company, the Company's Medical Director and President and a 14% owner of The Endoscopy Center. The Endoscopy Center is a limited partner and a subsidiary of the Company is the general partner and majority owner of The Endoscopy Center of Knoxville, L.P., which owns and operates an ambulatory surgery center. The aggregate amount of distributions made by The Endoscopy Center of Knoxville, L.P. to The Endoscopy Center in 1997 was $1,230,390, of which Dr. Overholt received his pro rata ownership percentage. During 1997 Dr. Overholt was paid $50,000 for his services as the Company's Medical Director and he participated in the 1997 Plan as an Outside Director of the Company. See "Compensation of Directors."

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, the Company's executive officers and persons who beneficially own more than ten percent of either class of the Common Stock to file reports of ownership and changes in ownership with the Commission. Such directors, officers and greater than ten percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during 1997 its officers, directors and greater than ten percent beneficial owners were in compliance with all applicable filing requirements.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP, which was the Company's independent public accountant for 1997, has been selected as the independent public accountant of the Company for 1998. The Company has been informed that representatives of Deloitte & Touche LLP plan to attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions by the shareholders.

                           PROPOSALS OF SHAREHOLDERS

         A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company's Annual Meeting of Shareholders in 1999 and received at the Company's executive offices no later than December 16, 1998, will be included in the Company's Proxy Statement and form of proxy relating to such Annual Meeting.

                                 OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                            METHOD OF COUNTING VOTES

         Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted either for or against the election of directors. A broker non-vote occurs when a broker holding shares registered in a street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter.

                         FINANCIAL STATEMENTS AVAILABLE

         A copy of the Company's Annual Report containing audited consolidated financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

         UPON WRITTEN REQUEST TO CLAIRE M. GULMI, SECRETARY, AMSURG CORP., ONE BURTON HILLS BOULEVARD, SUITE 350, NASHVILLE, TENNESSEE 37215, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, COPIES OF THE COMPANY'S ANNUAL REPORT TO THE COMMISSION ON FORM 10-K.





April 15, 1998

                                                                      Appendix A



                                  AMSURG CORP.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FRIDAY, MAY 15, 1998

    The undersigned hereby appoints Ken P. McDonald and Claire M. Gulmi and each of them, as proxies, with full power of substitution, to vote all shares of AMSURG CLASS A COMMON STOCK and CLASS B COMMON STOCK of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of AmSurg Corp. (the "Company"), to be held on FRIDAY, MAY 15, 1998, at the SunTrust Bank Building (Board of Directors Room), 201 4th Avenue North, Nashville, Tennessee at 9:00 a.m., local time (CST), and any adjournments thereof.

(1) ELECTION OF DIRECTORS:

        [ ] FOR both of the following nominees               [ ] WITHHOLD AUTHORITY (ABSTAIN)
            (except as indicated to the contrary below):         to vote for both nominees

                 Class I: James A. Deal and Steven I. Geringer

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                       WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

(2) In their discretion on any other matter which may properly come before the meeting or any adjournment thereof.

                    (PLEASE DATE AND SIGN THIS PROXY BELOW.)

Your shares will be voted in accordance with your instructions. If no choice is specified your shares will be voted FOR approval of all of the proposals set forth above.

                                                 Date:                    , 1998
                                                       -------------------

                                                 PLEASE SIGN HERE AND RETURN
                                                 PROMPTLY

                                                 -------------------------------


                                                 -------------------------------

                                                 Please sign exactly as your
                                                 name appears at left. If
                                                 registered in the names of two
                                                 or more persons, each should
                                                 sign. Executors,
                                                 administrators, trustees,
                                                 guardians, attorneys, and
                                                 corporate officers should show
                                                 their full titles.

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 If you have changed your address, please PRINT your new address on this line.